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                                    Exhibit A

                         OUTSTANDING SHARES OF EACH FUND

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                                                                   NUMBER OF SHARES
NAME OF THE FUND                                           OUTSTANDING AS OF _______, 2006
----------------                                           -------------------------------
Primary Fund
U.S. Government Fund
U.S. Treasury Fund
Primary II Fund
Reserve Liquid Performance Money Market Fund
Interstate Tax-Exempt Fund
California Tax-Exempt Fund
Connecticut Tax-Exempt Fund
Florida Tax-Exempt Fund
Massachusetts Tax-Exempt Fund
Michigan Tax-Exempt Fund
New Jersey Tax-Exempt Fund
Ohio Tax-Exempt Fund
Pennsylvania Tax-Exempt Fund
Virginia Tax-Exempt Fund
New York Tax-Exempt Fund
Louisiana Municipal Money-Market Fund
Minnesota Municipal Money-Market Fund
Reserve Yield Plus Fund
Hallmark Capital Appreciation Fund
Hallmark Informed Investors Growth Fund
Hallmark International Equity Fund
Hallmark International Small-Cap Fund
Hallmark Large-Cap Growth Fund
Hallmark Mid-Cap Growth Fund
Hallmark Small-Cap Growth Fund
Hallmark Strategic Growth Fund
Hallmark First Mutual Fund
Hallmark Total Return Bond Fund
Hallmark Convertible Securities Fund
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